UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TM Entertainment and Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8951489

(State of incorporation or organization)	(I.R.S. employer identification no.)

307 East 87th Street, New York, NY	10128

(Address of principal executive offices)	(zip code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities to be registered pursuant to Section 12(g) of the Act: None
Securities Act registration statement file number to which this form relates: 333-143856
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Common Stock, par value $0.001 per share	American Stock Exchange

Warrants, exercisable for one share of Common Stock	American Stock Exchange

Item 1. Description of Registrant’s Securities to be Registered.
A description of securities registered hereby is set forth in the registration statement on Form S-1 (Registration No. 333-143856), filed with the Securities and Exchange Commission on June 18, 2007, as amended from time to time (the “Registration Statement”) and is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.
Item 2. Exhibits
The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:
EXHIBIT INDEX*

Exhibit
No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation.*
3.2	By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
4.5	Form of Unit Purchase Option to be granted to Representative.*
5.1	Opinion of Morrison Cohen LLP.*
10.1	Form of Letter Agreement among the Registrant, Pali Capital, Inc. and Theodore S. Green.*
10.2	Form of Letter Agreement among the Registrant, Pali Capital, Inc. and Malcolm Bird.*
10.3	Form of Letter Agreement among the Registrant, Pali Capital, Inc. and Jonathan F. Miller.*
10.4	Form of Letter Agreement among the Registrant, Pali Capital, Inc. and John W. Hyde.*
10.5	Form of Letter Agreement among the Registrant, Pali Capital, Inc., the Sara Green 2007 GST Trust and Jeffrey Bolson, as Trustee.
10.6	Form of Letter Agreement among the Registrant, Pali Capital, Inc., the Blair Green 2007 GST Trust and Jeffrey Bolson, as Trustee.
10.7	Form of Letter Agreement among the Registrant, Pali Capital, Inc. and the John W. Hyde Living Trust.
10.8	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.9	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Existing Stockholders.*
10.10	Form of Administrative Service Agreement among Theodore S. Green, Malcolm Bird and the Registrant.*
10.11	Form of Promissory Note issued to Theodore S. Green.*
10.12	Form of Registration Rights Agreement among the Registrant and the Existing Stockholders.*
10.13	Private Placement Purchase Agreement between the Registrant and Theodore S. Green*
10.14	Private Placement Purchase Agreement between the Registrant and Malcolm Bird.*
10.15	Private Placement Purchase Agreement between the Registrant and Jonathan F. Miller.*
10.16	Private Placement Purchase Agreement between the Registrant and John W. Hyde Living Trust.*

Exhibit
No.	Description
10.17	Form of Agreement between Theodore S. Green and Malcolm Bird.*
14	Form of Code of Ethics.*
23.1	Consent of Goldstein Golub Kessler LLP.*
23.2	Consent of Morrison Cohen LLP (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Form of Audit Committee Charter.*
99.2	Form of Nominating Committee Charter.*
99.3	Form of Compensation Committee Charter.*

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TM Entertainment and Media, Inc.
Dated: October 16, 2007	By:	/s/ Theodore S. Green
		Name:	Theodore S. Green
		Title:	President, Co-Chief Executive Officer Interim Chief Financial Officer